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                                                                EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of Code-Alarm, Inc. and subsidiaries on Form S-8 of our report dated April 14, 1997 (which includes explanatory paragraphs relating to an uncertainty concerning the Company's ability to continue as a going concern and the existence of significant litigation) appearing in this Annual Report on Form 10-K of Code-Alarm, Inc. and subsidiaries for the year ended December 31, 1996.



Deloitte & Touche LLP
Detroit, Michigan
April 14, 1997

                                     E-8